UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2021

Ferro Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6060 Parkland Boulevard Suite 250, Mayfield Heights, Ohio	44124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 216-875-5600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FOE	New York Stock Exchange

Item 8.01 Other Events.

On May 11, 2021, Ferro Corporation, an Ohio corporation (“Ferro”), PMHC II Inc., a Delaware corporation (“Prince”) and PMHC Fortune Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Prince (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Ferro (the “Merger”), with Ferro continuing as the surviving corporation in the Merger and as a direct or indirect wholly owned subsidiary of Prince. The board of directors of Ferro has approved the Merger Agreement.

As previously disclosed, on July 23, 2021, Ferro filed a definitive proxy statement with the Securities and Exchange Commission relating to the special meeting of its stockholders to be held on September 9, 2021 (the “Special Meeting”) to consider and vote on various proposals necessary to approve the Merger Agreement (the “proxy statement”).

Following the filing of the proxy statement seven purported shareholders filed the following actions, Stein v. Ferro Corporation et al., 1:21-cv-05959-AKH (S.D.N.Y. July 12, 2021), Fawkes v. Ferro Corporation et al., 1:21-cv-06112-AT (S.D.N.Y. July 16, 2021), Whitfield v. Ferro Corporation et al., 2:21-cv-13750-CCC-LDW (D.N.J. July 16, 2021), Raul v. Ferro Corporation et al., 1:21-cv-06955-AKH (S.D.N.Y. Aug. 18, 2021), Lawrence v. Ferro Corporation et al., 1:21-cv-03455-ELR (N.D. Ga. Aug. 23, 2021), Hopkins v. Ferro Corporation et al., 2:21-cv-03775-JMG (E.D. Pa. Aug. 24, 2021), Wilson v. Ferro Corporation et al., 1:21-cv-03474-ELR (N.D. Ga. Aug. 24, 2021), Lawrence v. Ferro Corporation et al., 1:21-cv-03581-ELR (N.D. Ga. Aug. 30, 2021), and Taylor v. Ferro Corporation et al., 1:21-cv-03589-ELR (N.D. Ga. Aug. 30, 2021) (collectively, the “Actions”), against Ferro and the members of the Ferro Board of Directors. The Actions allege, among other things, that the proxy statement, misstates or fails to disclose certain material information in violation of federal securities laws. The Actions seek, among other relief, either an order enjoining the merger or rescission if the merger is consummated.

Solely to avoid the costs, burden, nuisance and uncertainties inherent in litigation and to allow the Ferro shareholders to vote on the merger at the Special Meeting, without admitting any liability or wrongdoing, Ferro hereby supplements the disclosures contained in the proxy statement (the “Supplemental Disclosures”). The Supplemental Disclosures are set forth below and should be read in conjunction with the proxy statement.

Ferro vigorously denies that the proxy statement is deficient in any respect and that the Supplemental Disclosures are material or required. Ferro believes that the Actions are without merit and that no further disclosure is required to supplement the proxy statement under applicable laws. Nothing in this Current Report on Form 8-K will be deemed an admission of the legal necessity or materiality under any applicable laws for any of the disclosures set forth herein.

SUPPLEMENT TO PROXY STATEMENT

In connection with the settlement of the Actions, Ferro has agreed to make these supplemental disclosures to the proxy statement. This supplemental information should be read in conjunction with the proxy statement, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the proxy statement.

1.	The section of the proxy statement entitled “The Merger—Background of the Merger” is hereby supplemented as follows:

A.	The seventh full paragraph on page 36 (such paragraph beginning with “On March 8, 2021, AS…”) of the proxy statement is hereby amended and restated to read as follows:

On March 8, 2021, AS entered into a confidentiality and standstill agreement, which was on substantially the same terms as the confidentiality agreements entered into with the other potentially interested parties in connection with the process described herein, and which included standstill provisions that fell away upon the announcement of the proposed merger (and which provided that such standstill provisions would fall away, among other things, upon the announcement of certain similar potential extraordinary transactions involving Ferro), with Ferro.

B.	The eighth full paragraph on page 36 (such paragraph beginning with “On March 10, 2021, Party C…”) of the proxy statement is hereby amended and restated to read as follows:

On March 10, 2021, Party C entered into a confidentiality and standstill agreement, which included standstill provisions that fell away upon the announcement of the proposed merger (and which provided that such standstill provisions would fall away, among other things, upon the announcement of certain similar potential extraordinary transactions involving Ferro), with Ferro.

C.	The first full paragraph on page 37 (such paragraph beginning with “On March 15, 2021, Party A…”) of the proxy statement is hereby amended and restated to read as follows:

On March 15, 2021, Party A entered into a confidentiality and standstill agreement, which included standstill provisions that fell away upon the announcement of the proposed merger (and which provided that such standstill provisions would fall away, among other things, upon the announcement of certain similar potential extraordinary transactions involving Ferro), with Ferro, and Lazard sent a process letter to Party A, requesting an initial written non-binding indication of interest regarding a potential acquisition of Ferro by March 26, 2021.

D.	The sixth full paragraph on page 37 (such paragraph beginning with “On March 24, 2021, Party E…”) of the proxy statement is hereby amended and restated to read as follows:

On March 24, 2021, Party E entered into a confidentiality and standstill agreement, which included standstill provisions that fell away upon the announcement of the proposed merger (and which provided that such standstill provisions would fall away, among other things, upon the announcement of certain similar potential extraordinary transactions involving Ferro), with Ferro, and Lazard sent a process letter to Party E, requesting an initial written non-binding indication of interest regarding a potential acquisition of Ferro by March 26, 2021.

E.	The fourth full paragraph on page 38 (such paragraph beginning with “On April 7, 2021, Party K…”) of the proxy statement is hereby amended and restated to read as follows:

On April 7, 2021, Party K executed a confidentiality and standstill agreement, which included standstill provisions that fell away upon the announcement of the proposed merger (and which provided that such standstill provisions would fall away, among other things, upon the announcement of certain similar potential extraordinary transactions involving Ferro), with Ferro. At the direction of the Board, representatives of Lazard sent to Party K a process letter requesting an initial written non-binding indication of interest regarding a potential acquisition of Ferro by April 15, 2021.

F.	The fifth full paragraph on page 38 (such paragraph beginning with “On April 8, 2021, Party L…”) of the proxy statement is hereby amended and restated to read as follows:

On April 8, 2021, Party L executed a confidentiality and standstill agreement, which included standstill provisions that fell away upon the announcement of the proposed merger (and which provided that such standstill provisions would fall away, among other things, upon the announcement of certain similar potential extraordinary transactions involving Ferro), with Ferro, and Lazard sent to Party L a process letter requesting an initial written non-binding indication of interest regarding a potential acquisition of Ferro by April 15, 2021.

G.	The first full paragraph on page 39 (such paragraph beginning with “Over the course of the following weeks…”) of the proxy statement is hereby amended and restated to read as follows:

Over the course of the following weeks, representatives of Ferro continued to participate in due diligence calls with representatives of AS and Prince, and their respective advisors, and Ferro continued to make available non-public information to such parties and to representatives of Party K in a virtual data room. At no time following the delivery by AS of the Initial Prince Proposal, or otherwise in advance of the announcement of the transaction, did representatives of AS or Prince discuss with Mr. Thomas or other representatives of Ferro potential employment or compensation arrangements for Mr. Thomas or other members of Ferro’s senior management team following the consummation of a potential transaction.

2.	The section of the proxy statement entitled “The Merger—Opinion of Lazard Frères & Co. LLC—Summary of Lazard’s Financial Analyses” is hereby supplemented as follows:

A.	The table on page 49 under the heading “Precedent Transactions Valuation” and continuing onto page 50 of the proxy statement is hereby amended and restated as follows:

Date Announced	Date Closed	Acquiror	Target	Transaction Value (in millions)	EV/EBITDA(1)
March 1, 2021	August 2, 2021	Cerberus Global Private Equity Partners, LP & Koch Minerals & Trading, LLC	PQ Performance Chemicals	$1,100	9.4x
February 14, 2021	August 3, 2021	Lanxess AG	Emerald Kalama Chemical	$1,075	11.9x
December 14, 2020	May 3, 2021	Trinseo S.A.	Arkema PMMA business	€1,137	7.4x
October 15, 2020	December 14, 2020	The Jordan Company	PQ Performance Materials	$650	8.4x
September 30, 2020	April 1, 2021	Covestro AG	DSM Resins & Functional Materials	€1,550	10.3x
December 19, 2019	July 1, 2020	Avient Corporation	Clariant Color and Additive Masterbatch	$1,447	11.1x
October 21, 2019	February 7, 2020	One Rock Capital Partners	Innophos Holdings, Inc.	$932	7.6x
July 3, 2019	April 2, 2020	Synthomer plc	OMNOVA Solutions Inc.	$824	9.2x
January 8, 2019	May 23, 2019	Sika AG	Parex Group	CHF2,500	12.8x
March 27, 2018	October 1, 2018	The Carlyle Group & GIC Private Limited	AkzoNobel Specialty Chemicals	€10,100	10.6x
September 5, 2017	October 22, 2017	H.B. Fuller Company	Royal Adhesives & Sealants LLC	$1,575	11.4x
April 5, 2017	August 1, 2019	Quaker Chemical Corporation	Global Houghton Ltd.	$1,420	11.8x
October 7, 2016	January 31, 2017	The Carlyle Group	Atotech B.V.	$3,200	11.9x
September 26, 2016	April 21, 2017	Lanxess AG	Chemtura Corporation	$2,683	9.1x
September 28, 2015	January 6, 2016	Kraton Corporation	Arizona Chemical Holdings Corporation	$1,370	7.4x
September 19, 2014	February 2, 2015	Arkema S.A.	Bostik	€1,740	11.0x

(1)	EV/EBITDA multiple based on LTM EBITDA at time of announcement or publicly disclosed transaction multiple.

B.

The third full paragraph on page 50 under the heading “Precedent Transactions Valuation” (such paragraph beginning with “EV/LTM 3/31/21 Adj. EBITDA…”) of the proxy statement is hereby amended and restated to read as follows:

EV/LTM 3/31/21 Adj. EBITDA. Based on its professional judgment and experience, and taking into consideration the observed multiples for the selected precedent transactions, Lazard applied an EV to EBITDA multiple range of 9.5x to 11.5x, based on Lazard’s professional judgment, to Ferro’s last twelve months adjusted EBITDA as of March 31, 2021. Lazard then calculated an equity value range using the estimated net debt position of $242 million and estimated noncontrolling interest of $8 million as of March 31, 2021. From this analysis, Lazard estimated an implied price per share range for shares of Ferro common stock of $16.35 to $20.35, as compared to the merger consideration of $22.00 per share of Ferro common stock.

C.

The fourth full paragraph on page 50 under the heading “Precedent Transactions Valuation” (such paragraph beginning with “EV/LTM 3/31/21 Adj. EBITDA…”) of the proxy statement is hereby amended and restated to read as follows:

EV/2021E Adj. EBITDA. Based on its professional judgment and experience, and taking into consideration the observed multiples for the selected precedent transactions, Lazard applied an EV to EBITDA multiple range of 9.5x to 11.5x, based on Lazard’s professional judgment, to Ferro’s 2021 estimated adjusted EBITDA, which was used as a proxy to estimate Ferro’s last twelve months adjusted EBITDA excluding the impact of COVID-19. Lazard then calculated an equity value range using the estimated net debt position of $242 million and estimated noncontrolling interest of $8 million as of March 31, 2021. From this analysis, Lazard estimated an implied price per share range for shares of Ferro common stock of $19.45 to $24.05, as compared to the merger consideration of $22.00 per share of Ferro common stock.

D.

The list beginning on page 50 under the heading “Public Trading Comparables Valuation” (such list beginning with “Avient Corporation”) and continuing onto page 51 of the proxy statement is hereby amended and restated as follows:

Company	EV/2021E EBITDA
Avient Corporation	11.3x
Cabot Corporation	7.9x
GCP Applied Technologies Inc.	12.8x
H.B. Fuller Company	11.3x
Kraton Corporation	7.7x
PQ Group Holdings Inc.	10.0x(1)

(1)	Net debt pro forma for sale of Performance Chemicals business.

E.

The third full paragraph on page 51 under the heading “Public Trading Comparables Valuation” (such paragraph beginning with “The EBITDA estimates for each…”) of the proxy statement is hereby amended and restated to read as follows:

The EBITDA estimates for each of the selected comparable companies used by Lazard in its analysis were based on FactSet consensus estimates. The overall low to high estimated EV to 2021 estimated EBITDA multiples observed for the selected comparable companies were 7.7x to 12.8x. Based on an analysis of the relevant metrics for each of the selected comparable companies and Lazard’s professional judgment, Lazard selected a reference range of 8.5x to 11.5x for the ratio of EV to 2021 adjusted EBITDA, and applied this range to the estimated 2021 adjusted EBITDA of Ferro, as reflected in the financial forecasts for Ferro prepared by the management of Ferro and approved for Lazard’s use by Ferro management. The analysis was based on Ferro share count data as of April 30, 2021 and estimated Ferro net debt position of $242 million and noncontrolling interest of $8 million as of March 31, 2021 as provided by Ferro management and approved for Lazard’s use by Ferro management. Financial information and projections for Ferro were based on continuing operations only as provided by Ferro management and approved for Lazard’s use by Ferro management. From this analysis, Lazard estimated an implied price per share range for shares of Ferro common stock of $17.25 to $24.30, as compared to the merger consideration of $22.00 per share of Ferro common stock.

F.

The fourth full paragraph on page 51 under the heading “Discounted Cash Flow Analysis” (such paragraph beginning with “Lazard performed a discounted cash flow analysis…”) and continuing onto page 52 of the proxy statement is hereby amended and restated to read as follows:

Lazard performed a discounted cash flow analysis of Ferro, which is an analysis designed to estimate an implied value of a company by calculating the present value of the estimated future unlevered, after-tax free cash flows of that company over the projection period and the terminal value of that company at the end of the projection period. Lazard performed a discounted cash flow analysis of Ferro by calculating the estimated present value (as of March 31, 2021) of the unlevered, after-tax free cash flows that Ferro was forecasted to generate in the nine months ended December 31, 2021 ($91 million) and between fiscal years 2022 and 2025 (2022: $121 million; 2023: $126 million; 2024: $171 million; 2025: $170 million) based on the projections provided by Ferro management and approved for Lazard’s use by Ferro management, which were calculated by taking net operating profit after tax and adding depreciation and amortization, adjusting for the change in net working capital and subtracting capital expenditures and cash outlays for pension, restructuring and other expenses not reflected in net operating profit. Lazard also calculated estimated terminal values for Ferro by applying a perpetuity growth rate of 1% to 2%, derived using publicly available data and Lazard’s professional judgment, to the normalized estimated 2025 unlevered, after-tax free cash flows (excluding the impact of cost savings from restructuring programs, optimization initiatives, pension, restructuring and other cash charges), and a perpetuity growth rate of 0% to the estimated 2025 unlevered, after-tax free cash flow generated by cost savings from restructuring programs and optimization initiatives less pension, restructuring and other cash charges, in each case derived using projections provided by Ferro management, publicly available data and Lazard’s professional judgment. The unlevered, after-tax free cash flows and terminal values were then discounted to present value (as of March 31, 2021) using discount rates ranging from 9.0% to 10.0%. This analysis resulted in present values for such future cash flows ranging from $536 million to $548 million and terminal values ranging from $1,179 million to $1,539 million. The discount rates applicable to Ferro were derived (1) using market data as of May 7, 2021 and (2) from an analysis of the weighted average cost of capital of the selected comparable companies, which Lazard performed utilizing the capital asset pricing model with inputs that Lazard determined were relevant based on publicly available data and Lazard’s professional judgment. The analysis indicated an implied enterprise value range for Ferro of $1,714 million to $2,087 million, from which Lazard then calculated an equity value range using an estimated net debt position of $242 million and estimated noncontrolling interest of $8 million as of March 31, 2021 as provided by Ferro management and approved for Lazard’s use by Ferro management. Ferro share count data was provided as of April 30, 2021 by Ferro management and approved for Lazard’s use by Ferro management. Financial information and projections for Ferro were based on continuing operations only as provided by Ferro management and approved for Lazard’s use by Ferro management. Based on the above, this analysis implied an equity value per share range for shares of Ferro common stock of approximately $17.45 to $21.85, as compared to the merger consideration of $22.00 per share of Ferro common stock.

3.	The section of the proxy statement entitled “The Merger—Opinion of Lazard Frères & Co. LLC— Other Analyses” is hereby supplemented as follows:

A.

The third full paragraph on page 52 under the heading “Present Value of Future Share Price” (such paragraph beginning with “To calculate the range…”) of the proxy statement is hereby amended and restated to read as follows:

To calculate the range of the present value of future share prices for Ferro, Lazard used projections provided by Ferro management. Lazard applied a range of illustrative EV / next twelve months, commonly referred to as NTM, EBITDA multiples of 8.1x to 10.1x, which represented Ferro’s observed EV / NTM EBITDA multiple of 9.1x as of May 7, plus/minus 1.0x for illustrative purposes, to Ferro’s estimated forward EBITDA from fiscal year 2021 to fiscal year 2024, based on Lazard’s professional judgment, to calculate a future enterprise value range for Ferro, which ranged from $1,797 million (reflecting Ferro’s estimated NTM forward EBITDA for fiscal year 2021 multiplied by 8.1x) to $2,719 million (reflecting Ferro’s estimated NTM forward EBITDA for fiscal year 2024 multiplied by 10.1x), then calculated an equity value range using an estimated net debt position and noncontrolling interest based on the projected balance sheet. Lazard then discounted such figures to present value as of March 31, 2021 using a discount rate of 10.8%, which reflects an estimate of Ferro’s cost of equity that was calculated by Lazard based on (1) market data as of May 7, 2021 and (2) the capital asset pricing model with inputs that Lazard determined were relevant based on publicly available data and Lazard’s experience and professional judgment. This analysis resulted in an implied price per share range for shares of Ferro common stock of $18.20 to $24.00 (rounded to the nearest $0.05).

4.	The section of the proxy statement entitled “The Merger—Opinion of Lazard Frères & Co. LLC—Miscellaneous” is hereby supplemented as follows:

A.

The first full paragraph on page 53 under the heading “Present Value of Future Share Price” (such paragraph beginning with “Lazard has in the past provided…”) of the proxy statement is hereby amended and restated to read as follows:

Lazard has in the past provided certain investment banking services to Ferro and an affiliate of Prince, for which it has received compensation, including, during the past two years, having advised Ferro in connection with the sale of its Tile Coatings business for which it was paid $5 million, having advised an affiliate of Prince with respect to a private offering for which it was paid approximately $200,000 and currently advising an affiliate of Prince in connection with a restructuring assignment for which it has earned fees of approximately $715,000. Lazard is also currently in discussions with an affiliate of Prince on a variety of topics.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to the expected timing, completion and effects of the proposed merger, as well as other statements representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectations with respect to the costs and other anticipated financial impacts of the merger; future financial and operating results of Ferro; Ferro’s plans, objectives, expectations and intentions with respect to future operations and services; required approvals to complete the merger by our shareholders and by governmental regulatory authorities, and the timing and conditions for such approvals; the stock price of Ferro prior to the consummation of the transactions; and the satisfaction of the closing conditions to the proposed merger. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the Securities and Exchange Commission (the “SEC”). Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.ferro.com under “Investors.” You are urged to carefully consider all such factors. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, such expectations may not prove to be correct and persons reading this Current Report on Form 8-K are therefore cautioned not to place undue reliance on these forward-looking statements which speak only to expectations as of the date of this Current Report on Form 8-K. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this Current Report on Form 8-K, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this Current Report on Form 8-K, such statements or disclosures will be deemed to modify or supersede such statements in this Current Report on Form 8-K.

Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This Current Report on Form 8-K relates to a proposed acquisition of Ferro by Prince. In connection with this proposed acquisition, Ferro has filed one or more proxy statements or other documents with the SEC. This Current Report on Form 8-K is not a substitute for any proxy statement or other document Ferro has filed with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF FERRO ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT HAVE BEEN FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The definitive proxy statement has been mailed to shareholders of Ferro. Investors and security holders are able to obtain free copies of these documents and other documents filed with the SEC by Ferro through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by Ferro are available free of charge on Ferro’s internet website at www.ferro.com or upon written request to: Director of Investor Relations and Corporate Communications, Ferro Corporation, 6060 Parkland Boulevard, Mayfield Heights, Ohio 44144 or by telephone at (216) 875-5451.

Participants in Solicitation

Ferro, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger is set forth in the proxy statement filed with the SEC on July 23, 2021. Information about the directors and executive officers of Ferro is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 1, 2021, its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 25, 2021, its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, which was filed with the SEC on May 10, 2021, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, which was filed with the SEC on August 4, 2021, and its Current Reports on Form 8-K, which were filed with the SEC on May 11, 2021, May 11, 2021, July 9, 2021, August 3, 2021, and August 4, 2021.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement and other relevant materials filed with the SEC.

Ferro Corporation

6060 Parkland Boulevard

Mayfield Heights, Ohio 44144

Tel. (216) 875-5600

www.ferro.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

August 31, 2021	By:	/s/ Benjamin J. Schlater

Name: Benjamin J. Schlater
Title: Group Vice President and Chief Financial Officer